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                                                                EXHIBIT 10.1

                             CO-OPERATION AGREEMENT

This Co-Operation, License and Supply Agreement ("Agreement") made as of the 26th day of April, 2002.

                                 by and between

                        SATCON POWER SYSTEMS CANADA LTD.
                            having its head office at
                              835 Harrington Court
                           Burlington, Ontario, Canada
                                     L7N 3P3
                  (hereinafter referred to as "SatCon Canada")

                                       and

                               HATCH STELTECH LTD.
                            having its head office at
                               2800 Speakman Drive
                          Mississauga, Ontario, Canada
                                     L5K 2R7
                  (hereinafter referred to as "Hatch Steltech")

                                       and

                                   SIEMENS AG
                                DIVISION I&S MP3
                         having its place of business at
                                 Schuhstrasse 60
                            D-91052 Erlangen, Germany
                     (hereinafter referred to as "Siemens")


     - each singularly hereinafter referred to as "Party" or collectively "Parties" -


1.   DEFINITIONS

1.1 "SPLC(TM)" is the Smart Predictive Line Controller, as defined in Annex 1, including the documentation necessary for the use of such smart predictive line controller.

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1.2  "SVC" is a Static Var Compensator that provides bus voltage regulation by rapid reactive load current compensation by fixed capacitors and inductors in parallel (or in shunt) with the load.

1.3  "Siemens SVC" is a SVC designed and manufactured by Siemens.

2.   SUBJECT OF THE AGREEMENT

2.1 SatCon Canada is the owner of patents that cover the SPLC technology. Hatch Steltech is the exclusive marketing and sales licensee of the SPLC technology for AC Electric Arc Furnace applications. Siemens manufactures the Siemens SVC, which is used in the iron and steel industry. The Parties hereto intend to co-operate as defined hereinafter in the field of SPLCs for current control of arc furnaces for the iron and steel industry.

2.2 Both Hatch Steltech and SatCon Canada grant to Siemens the exclusive worldwide right to market and sell the SPLC to third parties in the iron and steel industry (hereinafter referred to as "CUSTOMERS") who have an arc furnace which is equipped with a Siemens SVC or who placed an order or a letter of intent with Siemens to install a new SVC. In addition, both Hatch Steltech and SatCon Canada grant to Siemens the nonexclusive worldwide right to market and sell the SPLC to CUSTOMERS that intend to install a new SVC.

2.3 If Siemens identifies a CUSTOMER who is interested in the installation of an SPLC without combining it with a SVC or a Siemens SVC, Siemens shall inform Hatch Steltech thereof. Upon such information, Hatch Steltech and Siemens shall decide within reasonable time if they will cooperate to submit an offer to such CUSTOMER; however, it is expressly understood that neither Hatch Steltech nor Siemens is obliged to participate in any way in such cooperation. If Hatch Steltech and Siemens agree to cooperate to submit an offer, they shall decide which Party will act as a subcontractor for the other Party and they will agree upon the details of the subcontractor agreement based on the CUSTOMER'S request for quotation. If Hatch Steltech and Siemens decide not to cooperate to submit an offer, Hatch Steltech and/or SatCon Canada are not allowed to submit an offer alone or with a third party to the CUSTOMER identified by Siemens unless the third party or Hatch Steltech has identified this CUSTOMER independently and Hatch Steltech immediately upon identification of the CUSTOMER by Siemens notifies Siemens in writing and is able to prove such independent identification and the customer's interest in a SPLC installation for the same project by written or otherwise reasonably acceptable evidence. Siemens shall remain entitled to offer its products and services without the involvement of Hatch Steltech or SatCon Canada.

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2.4  If Siemens offers and sells a SPLC to a CUSTOMER (hereinafter referred to as "PROJECT") SatCon Canada shall provide the SPLC controls and Hatch Steltech shall provide the engineering and project management for the PROJECT to Siemens. The conditions for the provision of the SPLC controls and performance guarantees have to be discussed and agreed upon among Hatch Steltech, SatCon Canada and Siemens for each PROJECT based on the CUSTOMERS request for quotation. The scope of supply for the SPLC controls is described in Annex 2. It is agreed between the Parties that the price to be paid by Siemens to Hatch Steltech for one piece of SPLC controls shall be C$500,000 payable pro rata as Siemens receives payment, however not later than 60 days following shipment of major components. Hatch Steltech will consider adapting the price and conditions on a case-by-case basis according to the requirements of the CUSTOMER or other commercial demands.

2.5 In addition to the SPLC controls Hatch Steltech and SatCon Canada will provide for a PROJECT, at the request of Siemens, at extra cost on a lump sum basis:
     - surge protection with surge arrestors and resistor - capacitor (RC) elements;
     -    electrode regulator panel, control software, and associated manuals
     -    supervisory flicker control integration and IEC 868 flicker meter
     -    engineering services
     -    project & construction management
     - on-site-services, such as, but not limited to, commissioning and start-up - services;
     -    training;
     -    translations of the documentation.

     In case any of these products and/or services are requested by Siemens, Hatch Steltech, supported by SatCon Canada, shall make a lump sum proposal to Siemens for the requested products and/or services in a timely manner prior to the date the Parties recognize that the overall proposal has to be submitted to the CUSTOMER.

2.6 Hatch Steltech shall provide Siemens during the term of this Agreement with the current, non-confidential sales material for the SPLC, including, but not limited to, CDs, brochures and presentation material, without any cost to Siemens. Siemens shall have the right to present and distribute these sales materials to CUSTOMERS.

2.7 Hatch Steltech and Siemens shall endeavor to provide the other Party with information reasonably required for the purpose of the co-operation and the PROJECTS envisaged hereunder.

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2.8  Hatch Steltech and SatCon Canada shall have no grounds for any claim (for example, without limitation, claims for direct, indirect or consequential damages, cost reimbursement and the like) against Siemens if Siemens does not market and sell any SPLCs.

3.   CONFIDENTIAL INFORMATION

3.1 The Parties agree that they shall use all business and technical information received from any other Party in connection with this Agreement and which the other Party expressly states to be confidential or the confidential nature of which can be assumed on the basis of the circumstances of its disclosure or its contents (hereinafter referred to as "Confidential Information"), solely for the purposes for which it was provided, treat it in the same way as their own business secrets and not make it available to third parties, unless the Confidential Information in question:

     -    is generally available from public sources or in the public domain;

     - is received at any time from any third party without a nondisclosure obligation to the disclosing Party;

     - is shown to have been developed independently by the receiving Party without reliance on the disclosing Party's confidential information or to have been known to the receiving Party prior to its disclosure by the disclosing Party;

     - must be disclosed to the CUSTOMER or other third parties for the purpose of performing this Agreement, but only if the CUSTOMER or the other necessary third parties are or become subject to an equivalent confidentiality obligation;

     -    is approved for release by written agreement of the disclosing Party;

     - is required to be disclosed by law or the rules of governmental organization, provided, however, that the compelled Party immediately notifies the disclosing Party to enable the disclosing Party to contest the disclosure or seek an appropriate protective order.

3.2 The obligation created by Article 3.1 shall continue for a period of 5 years after receipt of the Confidential Information.

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3.3  Publications of any kind referring to the co-operation hereunder shall require the prior written approval of the affected Party.

3.4 The Parties hereto shall not be obligated to any remuneration for disclosure to the other Party of any information under this Agreement and agree that no warranties of any kind are given with respect to such information as well as any use thereof. If a receiving Party discloses Confidential Information to a third party in breach of its obligations hereunder, the Disclosing Party shall be entitled to claim compensation for damage suffered due to such disclosure up to a maximum amount of EUR 5,000,000 (five million Euro), which compensation shall be to the exclusion of any other rights and remedies it may be entitled at law or in equity, except in cases of intent. However, it is agreed that the Disclosing Party shall be entitled to injunctive relief if such is necessary to prevent such breaches of this Agreement.

4.   TERM AND TERMINATION

4.1 This Agreement shall become effective upon the date hereof and shall remain in force and effect for a period of 3 (three) years unless terminated earlier with a 6 months prior written notice sent to the other two Parties, which notice may be sent at the earliest 12 months after the date of this Agreement.

4.2 Any Party may terminate this Agreement in the event that one of the other two Parties is in breach of a material term of this Agreement and that such breach is not cured within ten (10) days after written notification of such breach is received.

4.3 Any Party shall have the right to terminate this Agreement immediately and without notice

     - in the event one of the other Parties has made an assignment for the benefit of creditors or is insolvent, is the subject of proceedings in bankruptcy or has ceased to conduct business in the normal course or a receiver, trustee, referee or similar officer has been appointed to take charge of all or part of that other Party's assets.

     - if there is a change in control of one of the other Parties, which in the reasonable opinion of the terminating Party, adversely affects such Party's position, rights or interests.

4.4 The duty of Hatch Steltech and SatCon Canada to provide to Siemens a SPLC and any other products and/or services for a PROJECT acquired by Siemens and Siemens' duty to pay for such products and/or services before the termination of this Agreement shall not be affected by the termination of this Agreement.

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4.5  The duty of the Parties to hold each Party's Confidential Information in confidence under the terms of Article 3 hereto and the provisions in Articles 2.8, 4.4 and 5 hereto shall not be affected by the termination of this Agreement.

5.   ARBITRATION; GOVERNING LAW

5.1 Any claims, differences or disputes arising out of or in connection with this Agreement (hereinafter referred to as "Dispute"), including any question regarding its existence, validity, termination or its performance, or in connection with arrangements regarding the performance of this Agreement shall be settled by an amicable effort by the Parties. An attempt to arrive at a settlement shall be deemed to have failed as soon as one Party so notifies the other Parties in writing.

5.2 If an attempt at settlement has failed, the Dispute shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce in Paris (hereinafter referred to as "Rules") by three arbitrators appointed in accordance with the Rules.

     The seat of arbitration shall be Zurich. The procedural law of this place shall apply where the Rules are silent.

     The language to be used in the arbitration proceedings shall be English.

     The arbitral award shall be substantiated in writing. The arbitral tribunal shall also decide on the matter of costs of the arbitration and on the allocation of expenditure among the respective parties to the arbitration proceedings.

5.3 This Agreement shall be governed, construed and enforced in accordance with the substantive laws of Switzerland, without regard to its conflicts-of-law provisions.

6.   GENERAL

6.1 Siemens shall be entitled to exercise all of its rights and duties arising out of this Agreement by its "Affiliates", except an Affiliate which is deemed to be a competitor of either of the other two Parties in this application. "Affiliate" shall mean a company, in which Siemens has a majority of stock and/or voting rights. If Siemens makes use of such right, Siemens shall inform the other parties thereof and the Affiliate shall co-operate with the other parties as stipulated in this Agreement. In such case, all the rights and obligations of this Agreement, including its

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     confidentiality provisions, shall be binding upon the Affiliate and shall apply accordingly to such co-operation.

6.2 No modification to this Agreement will be binding, unless made in writing and signed by a duly authorized representative of each Party.

6.3 No Party shall assign its rights under this Agreement to any third party, without the prior written consent of the other two Parties, and any attempted assignment without this consent shall be void.

6.4 Any individual provision of this Agreement which is or becomes invalid, or any omission to provide for any subject matter, shall not affect the validity of the remaining provisions of this Agreement. In such cases, the Parties shall seek effective solutions as closely as possible approximating (in economic effect) to the invalid provisions.

6.5 The language of this Agreement shall be English. Correspondence, technical and commercial documents as well as any other information relating to this Agreement shall be in English.

6.6 No Party or any of its respective agents, employees, independent contractors, or representatives shall:

     - be considered an agent, employee or representative of one or both of the other two Parties for any purpose whatsoever,

     - have any authority to make any agreement or commitment for any other Party, nor to incur any liability or obligation in the other two Partie's names or on their behalf, or

     - represent to third parties that they have any right so to bind the other one or both Parties hereto.

6.7 Nothing contained in this Agreement shall be construed as creating an agency, partnership or joint venture relationship among the Parties.

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IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their duly authorized representatives on the dates set forth below.


HATCH STELTECH LTD.                                 SIEMENS AG, DIVISION I&S MP3

Date : MAY 21/02                                    Date : 30.04.2002
       ------------------                                  ----------------

By:  /s/ Chris Twigge-Molecey                       By:  /s/ [ILLEGIBLE]
   --------------------------                         --------------------

By:  /s/ Tarif Korabi                               By:  /s/ [ILLEGIBLE]
   --------------------------                         --------------------

SATCON POWER SYSTEMS
CANADA Ltd.
Date : MAY 17,2002
       -------------------

By:  /s/ Joseph S. Moran
   --------------------------

By:  /s/ Michael C. Turmelle
   --------------------------


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                                     ANNEX 1
                             DESCRIPTION OF THE SPLC

The Smart Predictive Line Controller (SPLC) consists of single or three phase back-to-back thyristors connected in parallel with an inductive reactor. The SPLC functions as a fast, dynamically controlled series reactor that uses predictive software to stabilize the current on an electric arc furnace. The SPLC reduces flicker by limiting the dynamic short circuit MVA at the electrode tips of an electric arc furnace (EAF) to the transformer nameplate MVA.

The SPLC provides for a soft start of an EAF at the highest operating furnace transformer tap. The SPLC limits transformer inrush currents on energization. The SPLC controls maximize furnace power delivery by minimizing the value of the controlled reactance during stable arcing operation.

The SPLC is more fully defined and depicted in U.S. Patent 5,991,327 and related patents and patent applications.

SPLC is a registered trademark of SatCon Power Systems Canada Ltd. and may only be used under license from SatCon Power Systems Canada Ltd.

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                                     ANNEX 2
                        SCOPE OF SUPPLY FOR SPLC CONTROLS

The following is the scope of supply to be provided to Siemens by Hatch Steltech as per Article 2.4 of this Agreement:

1.   CONTROL PANEL
     - Thyristor gating computer consisting of a digital signal processing (DSP) board or equivalent
     - Industrial rack mount PC
     - User Screen
     - input current transducers
     - fibre optic output transducers

2.   SOFTWARE
     - DSP board thyristor gating software
     - PC set up and diagnostic screens
     - Preloaded look up tables

3.   MANUAL
     - set-up, operating and maintenance manual

This is a stand-alone package which Hatch Steltech would supply to Siemens to gate the Siemens supplied thyristor stack. Siemens would need to supply the ancillary controls for monitoring and interlocking and operating the entire system.

Hatch Steltech will supply enough equipment to run the DSP software and to talk to it through an interface.

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